Q1-2008 AMCORE Loan Portfolio

April 17, 2008

AMCORE Bank

Total Loan Portfolio Composition

Total: $3.9 Billion



Consumer, 9%
Home Equity, 6%
Residential Real Estate, 5%
C&I Loans, 20%
Construction Loans, 19%
CRE Loans, 40%



Commercial
Consumer
($ in millions)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$783
$1,578
$758
$207
$240
$336
C&I Loans
CRE Loans
Construction Loans
Residential Real Estate
Home Equity
Consumer
Q1-2008

AMCORE Bank

Total Commercial Loan Portfolio Breakdown



$'s of Outstanding Commercial Loans ($3.1 billion)
CRE & Construction Loans
C & I Loans
Millions
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$-
$758.3
$78.8
$163.8
$202.8
$1,132.8
$57.6
$709.8
$15.8
Construction, Land Development & Other Land Loans
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions



$'s of Non-accrual Loans ($107.1 million)
Millions
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$-
$53.7
Concentration Focus both in terms of outstanding balances and non-accrual loans
$0.1
$10.7
$9.1
$28.1
$0.2
$5.9
$-
Construction, Land Development & Other Land Loans
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions

AMCORE Bank

Commercial Construction, Land Development & Other Land Loans

Composition Analysis



Loans = $758 Million
All Else 15%
Land Developers 29%
Vacant Undeveloped Land 27%
1-4 Family Construction 7%
Spec Homes 6%
Condo 5%
GBSA & RE 5%
Mixed Use 3%
5+ Family Unit Construction 3%

All Else is comprised of several categories no one larger than 3% of the portfolio such as offices, strip malls, churches, and warehouses.

AMCORE Bank